Exhibit 23 - Consent of Experts


Beckstead and Watts, LLP
Certified Public Accountants
                                                        3340 Wynn Road, Suite C
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax




To Whom It May Concern:

We have issued our report dated November 11, 2002, accompanying the financial statements of Moderngroove Entertainment, Inc. on Form 10-QSB for the period of September 20, 1999 (inception date) through September 30, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Moderngroove Entertainment, Inc. on Form 10-QSB (File No. 000-26073).

Signed,

/s/ G. Brad Beckstead

----------------------
G. Brad Beckstead, CPA

November 11, 2002